EXHIBITS TO BE FILED BY EDGAR




     Exhibits:

          F-1(a) -- Opinion of Berlack, Israels & Liberman
                    LLP

          F-2(a) -- Opinion of Ballard Spahr Andrews
                    & Ingersoll


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